                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12



                        Cross Media Marketing Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------


2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

--------------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5) Total fee paid:


--------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:


--------------------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------

3) Filing Party:


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4) Date Filed:


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

                        CROSS MEDIA MARKETING CORPORATION
                          461 FIFTH AVENUE, 19TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 457-1200


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 4, 2003


TO OUR STOCKHOLDERS:

Notice is hereby given that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Cross Media Marketing Corporation ("Cross Media" or the "Company") will be held at Club 101, 101 Park Avenue, New York, New York 10178, at 10:00 a.m. (local time) on June 4, 2003. The Annual Meeting is being held for the following purposes:

         1. To elect a Board of six directors to hold office until the next Annual Meeting and until their respective successors have been duly elected and qualified, as more fully described in the accompanying Proxy Statement; and

         2. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

Only stockholders of record of Common Stock, as shown by the transfer books of the Company, at the close of business on April 28, 2003 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose.

                                       By Order of the Board of Directors

                                       Ronald Altbach
                                       Chief Executive Officer and Chairman
                                       of the Board of Directors

April 29, 2003
New York, New York


  IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE,
       SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER,
               REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                        CROSS MEDIA MARKETING CORPORATION
                          461 FIFTH AVENUE, 19TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 457-1200

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cross Media Marketing Corporation, a Delaware corporation ("Cross Media" or the "Company"), for use at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") to be held at Club 101, 101 Park Avenue, New York, New York 10178, at 10:00 a.m. (local time) on June 4, 2003, and at any of its adjournments or postponements, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement. This Proxy Statement and accompanying proxy are first being mailed to Company stockholders on or about May 7, 2003.

Only stockholders of record, as shown on the transfer books of the Company, at the close of business on April 28, 2003 ("Record Date") will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. On the Record Date, there were 15,243,722 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), outstanding. The Common Stock is the only outstanding class of capital stock of the Company with voting rights.

Sending in a signed proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person since the proxy is revocable. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will, unless otherwise directed by the stockholder, be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A stockholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

The principal executive offices of the Company are located at 461 Fifth Avenue, 19th Floor, New York, New York 10019, and the telephone number of the Company is
(212) 457-1200.

                                VOTING PROCEDURES

The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. All shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum.

A stockholder is entitled to cast one vote for each share of Common Stock held of record on the Record Date on all matters to be considered at the Annual Meeting. A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. The six nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes held by persons present at the Annual Meeting in person or represented by proxy will be elected. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicate that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-votes are indicated. Abstentions and broker non-votes will have no effect on the election of directors. Cumulative voting is not permitted.

The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

The Company is not presently aware of any matters that will be brought before the Annual Meeting which are not reflected in the attached Notice of the Annual Meeting. If any such matters are brought before the Annual Meeting, the persons named in the enclosed proxy will act or vote in accordance with their best judgment.

                                PROXY INFORMATION

The entire cost of soliciting proxies, include the costs of preparing, assembling and mailing this Proxy Statement, the proxy and any additional soliciting materials furnished to stockholders, will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, facsimile or similar means by officers, directors or employees of the Company, without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual stockholder reports to beneficial owners.

          VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 15, 2003, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) all directors of the Company and each nominee for director, (iii) all executive officers of the Company named in the Summary Compensation Table which follows and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to his shares. The stockholdings set forth below reflect all stock splits effected by the Company through April 15, 2003, and are rounded to the nearest whole share.


                                                       Amount of Common
                                                      Stock Beneficially                Percent of
Name and Address of Beneficial Owner                      Owned (1)                      Class (1)
------------------------------------                  ------------------                ----------
Michael Lauer                                           5,543,947 (2)                     32.5%
   475 Steamboat Road
   Greenwich, Connecticut 06830

Lancer Offshore Inc                                     5,143,947 (3)                     30.2%
   Kaya Flamboyan 9
   Curacao, Netherlands Antilles

Morphink, Inc                                           1,193,293 (4)                      7.8%
1035 Pearl Street, 5th Floor
Boulder, Colorado 80302

Ronald Altbach                                            636,367 (5)                      4.1%

Richard Kaufman                                           270,000 (6)                      1.7%

Richard Cohen                                              40,200 (7)                        *

William R. Morrissey                                        4,917 (8)                        *

James Nelson                                                  833 (9)                        *

Douglas Graham                                              1,250 (10)                       *

Chet Borgida                                               66,733 (11)                       *

Andrew Nelson                                              58,733 (12)                       *

All officers and directors as a group                   1,079,033 (13)                     6.7%
(8 persons)
--------------------------
* Less than 1%.

(1) The securities "beneficially owned" by an individual are determined as of the Record Date in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the Record Date. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes shares of Common Stock referred to in footnote 3 and 400,000 shares of Common Stock owned by Lancer Partners. Mr. Lauer may be deemed a beneficial owner of these shares by virtue of his status as Investment Manager of Lancer Offshore and General Partner of Lancer Partners.

(3) Includes 1,850,000 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of April 15, 2003.

(4)    Based upon a Schedule 13D filed with the SEC on October 29, 2002.

(5) Includes 95,000 shares of Common Stock owned by his wife and 406,667 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of April 15, 2003. Does not include 133,333 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from April 15, 2003.

(6) Includes 250,000 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of April 15, 2003 and 6,000 shares of Common Stock issuable upon exercise of warrants that are exercisable within 60 days of April 15, 2003. Does not include 115,000 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from April 15, 2003.

(7) Includes 30,000 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of April 15, 2003.

(8) Includes 2,917 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of April 15, 2003. Does not include 2,083 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from April 15, 2003.

(9) Includes 833 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of April 15, 2003. Does not include 4,167 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from April 15, 2003.

(10) Includes 1,250 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of April 15, 2003. Does not include 3,750 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from April 15, 2003.

(11) Includes 63,333 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of April 15, 2003. Does not include 36,667 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from April 15, 2003.

(12) Includes 55,833 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of April 15, 2003. Does not include 34,167 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from April 15, 2003.

(13) Includes 810,833 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of April 15, 2003, 95,000 shares of Common Stock owned by Mr. Altbach's wife, and 6,000 shares of Common Stock issuable upon exercise of warrants that are exercisable within 60 days of April 15, 2003.

                              ELECTION OF DIRECTORS

In accordance with the Bylaws of the Company, the Company's directors are elected at each Annual Meeting of Stockholders and hold office until the next election of directors and until their successors are duly elected and qualified. The Bylaws provide that the Board of Directors shall consist of one or more directors as fixed from time to time by a vote of a majority of the entire Board of Directors. The Board of Directors currently has fixed the number of directors at six.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. The Board of Directors proposes the election of the following six nominees as directors:

                               Ronald Altbach
                               Richard Kaufman
                               Richard Cohen
                               James Nelson
                               Douglas Graham
                               William R. Morrissey

If elected, each nominee is expected to serve until the 2004 Annual Meeting of Stockholders or his successor is duly elected and qualified. The six nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Messrs. Altbach, Kaufman, Cohen, Nelson, Graham and Morrissey are presently directors of the Company. The Board recommends that the stockholders elect the nominees named above as directors of the Company for the ensuing year.

Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy for the election of the listed nominees or, in the event of death, disqualification, refusal or inability of any nominee to serve, for the election of such other persons as the Company's Board of Directors may recommend in the place of such nominee to fill the vacancy. Information regarding the six nominees is set forth below.

Information With Respect to Director Nominees

The following table sets forth certain information with respect to the director nominees. The director nominees were nominated by the Board of Directors. All of the director nominees, Messrs. Altbach, Kaufman, Cohen, Nelson, Graham and Morrissey currently serve as directors of the Company. There are no family relationships among the current directors or executive officers of Cross Media.


     Name                         Age           Position
     ----                         ---           --------
Ronald Altbach (1)                56            Chairman of the Board, Chief Executive
                                                Officer, Secretary and Director; Chairman of the Board,
                                                Chief Executive Officer and Director of the Company's
                                                wholly-owned subsidiary, Media Outsourcing, Inc. ("MOS")

Richard Kaufman (1)               59            Director, President and Chief Operating Officer; President
                                                and Director of MOS


Richard Cohen (1)(3)              52            Director


James Nelson (2)(3)               53            Director

Douglas Graham (2)(3)             53            Director

William R. Morrissey (2)(3)       58            Director

                  (1)  Member of the Executive Committee.
                  (2)  Member of the Compensation Committee.
                  (3)  Member of the Audit Committee.

                       There are no other nominees for director known to the Company at this time.

The following is a brief summary of the background of each director nominee:

Director Nominees

Ronald Altbach has served as a Director of the Company since October 1998, and has served as Chief Executive Officer and Chairman of the Board since January 2000. Prior thereto, he served as Co-Chairman, Chief Operating Officer and Secretary of the Company since December 1998. From 1996 through June 1998, he served as Vice Chairman of Rosecliff, Inc., a New York based merchant banking operation. From 1995 through 1997, Mr. Altbach served as Chairman of Paul Sebastian, Inc., one of Rosecliff's portfolio companies. Mr. Altbach has served as Chairman of the Board and Director of Media Outsourcing, Inc. ("MOS"), a wholly-owned subsidiary of Cross Media, since April 2001 and as Chief Executive Officer since January 2000.

Richard Kaufman has served as a Director of the Company since July 1999 and has been the Company's President and Chief Operating Officer since May 2000. Prior thereto, he served as President and owner of 21st Funding Corporation, a company that arranges debt financing for middle market businesses from 1990 to May 2000. In 1968, Mr. Kaufman founded a computer company, Applied Digital Data Systems, Inc., which was listed on the New York Stock Exchange in 1978 and was sold to National Cash Register in 1981. Mr. Kaufman has served as President and Director of MOS since April 2001.

Richard Cohen has served as a Director of the Company since October 1998. He has been President of Richard M. Cohen Consultants, which provides financial consulting services primarily in the multimedia industry, since 1996. From 1993 to 1995 he was President of General Media, Inc., a publishing company with an international market presence. Mr. Cohen serves on the Boards of Directors of Greg Manning Auctions, Inc., Directrix, Inc. and Interlink Inc.

James Nelson has served as a Director of the Company since September 2002. He has been Chairman and Chief Executive Officer of Orbit Aviation, Inc., a company engaged in the acquisition of Boeing 737 business jets for private and corporate clients. From 1994 through 1999, Mr. Nelson was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc., and Chairman of the Orbitex Group of Funds, a financial services company in the mutual fund sector. Prior to his tenure at Orbitex, Mr. Nelson served from 1992 through 1994 as President of AVIC Inc., a NASDAQ company involved in financing and building telecom systems in the Peoples Republic of China. Mr. Nelson is currently a Director of American Real Estate Partners, L.P.


Douglas Graham has served as a Director of the Company since August 2002. He is Chief Executive Officer of IDDEX Corp., a company that develops and provides tools and services to assist executives in managing intangible assets. From 1996 through 2001, Mr. Graham served as Managing Director- E Commerce/Security at KPMG Consulting, New York, where he was responsible for the Electronic Commerce Practice and for building the Security Practice nationwide. Prior to KPMG, Mr. Graham was a Director at BSG Consulting, where he built the practice in Intranet and Electronic Commerce consulting.


William R. Morrissey has served as a Director of the Company since August 2001. He has been President of WRM Consulting, a firm that he founded that specializes in using new information technologies to enhance marketing programs for both consumer and business-to-business sellers, since February 1995. From 1989 to 1995, he served as Executive Vice President of McCann-Erickson and Worldwide Director of McCann Direct, an advertising agency. Mr. Morrissey serves on the Boards of Directors of Gerber Life Insurance and the Westchester County Historical Society.

Executive Officers Who Are Not Directors

Chet Borgida, age 58, has served as Senior Vice President and as Chief Financial Officer since June 2001. Prior thereto, Mr. Borgida was a partner since 1977 at Grant Thornton LLP, accountants and management consultants. Mr. Borgida serves on the Board of Directors of Correctional Services Corporation.

Andrew Nelson, age 33, has served as Senior Vice President - Sales and Marketing since October 2000 and as Senior Vice President - Sales and Marketing since January 2001. From April through September 2000, Mr. Nelson served as Chief Marketing Officer of Triad Marketing Group, a discount buying club and membership company. From March 1997 through March 2000, Mr. Nelson served as President of Real Marketing Services, a telemarketing service bureau specializing in Business-to-Consumer, Inbound and Outbound teleservices. Prior thereto, Mr. Nelson was Senior Vice President of First Class Marketing, a direct marketing and teleservices operation.

Board of Directors, Committees and Attendance at Meetings

The Board of Directors held six meetings during the 2002 fiscal year. None of the directors attended less than 75% of all of the meetings of the Board of Directors (held during the period for which he was a director) and the meetings of all committees of the Board on which such director served and the meetings of all committees of the Board on which he served.

The Board of Directors has an Audit Committee, a Compensation Committee, and an Executive Committee but does not have a Nominating Committee. The Audit Committee, which is currently composed of Messrs. Cohen, Morrissey, Nelson and Graham reviews the professional services provided by the Company's independent auditors and monitors the scope and results of the annual audit; reviews proposed changes in the Company's financial and accounting standards and principles; reviews the Company's policies and procedures with respect to its internal accounting, auditing and financial controls; engages the independent auditors; and addresses other matters that may come before it or as directed by the Board of Directors. None of Messrs. Cohen, Nelson, Graham and Morrissey is currently an officer of the Company or of any of its subsidiaries. The Audit Committee held four meetings during the 2002 fiscal year.

The Compensation Committee currently consists of Messrs. Graham, Morrissey and Nelson. The purpose of the Compensation Committee is to review, on an annual basis or more frequently as it deems appropriate, the performance of the executive officers of the Company, review the amount and form of compensation payable to the executive officers of the Company and report to the Board on an annual basis, making recommendations regarding compensation of the executive officers. In addition, the Compensation Committee administers the 1998 Stock Option Plan. The Compensation Committee held one meeting during the 2002 fiscal year.

The Board of Directors also has an Executive Committee, which currently consists of Messrs. Altbach, Kaufman and Cohen. The Executive Committee has been empowered to exercise all of the powers and authorities of the Board of Directors in the management of the business and affairs of the Corporation, except that the Executive Committee does not have power and authority with respect to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval, or
(ii) adopting, amending or repealing any Bylaw of the Corporation. The Executive Committee held one meeting during the 2002 fiscal year.

Audit Committee Report

The Audit Committee of the Board of Directors consists of Messrs. Cohen, Morrissey, Nelson and Graham. Each member is "independent," as defined in
Section 121(A) of the American Stock Exchange's listing standards. Mr. Cohen is the Chairman of the Audit Committee.

The Audit Committee's specific responsibilities are set forth in its written charter as previously filed as Appendix A to the Company's proxy statement filed on May 15, 2001 with the Securities and Exchange Commission.

The Audit Committee reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2002 with management. The Audit Committee has discussed with Grant Thornton LLP, the Company's independent accountants, the audited financial statements. The Audit Committee also discussed with representatives of Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards 61, (Codification of Statements on Auditing Standards, AU Section 380), as amended or supplemented.

The Audit Committee received the written disclosures and the Confirming letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Grant Thornton LLP its independence from the Company. The Audit Committee also considered whether the provision of non-audit services by Grant Thornton LLP is compatible with its maintaining auditor independence.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                               The Audit Committee

Richard Cohen (Chairman), James Nelson, Douglas Graham and William R. Morrissey

Compensation of Directors

Currently, non-employee directors receive compensation of $2,500 for each Board meeting attended. Each non-employee director who serves as a Chairman on a Board of Directors Committee receives $1,500 for each committee meeting attended. Each non-employee director who serves on a Board of Directors' Committee receives $1,000 for each committee meeting attended. Each non-employee director receives options to purchase 5,000 shares of Common Stock upon initially becoming a director of the Company as compensation for services provided as a director. In 2002, Messrs. Nelson and Graham each received options to purchase 5,000 shares of Common Stock. Any additional option grants are in the discretion of the Compensation Committee.

Board members are reimbursed for reasonable expenses incurred in connection with attending meetings of the Board and of committees of the Board.

Stock Performance Graph

The following graph shows the comparison of the cumulative total returns for Cross Media, Cross Media's SIC Code index and American Stock Exchange Market index for the period from June 24, 1999, the first day of the trading of its Common Stock, through December 31, 2002. From June 24, 1999 until July 31, 2000, the Common Stock was traded on the OTC Bulletin Board and on the American Stock Exchange thereafter. Stock price performances shown in the graph are not necessarily indicative of future price performances.

                        Compare Cumulative Total Return
                          Among Cross Media Marketing
                      SIC Code Index and Amex Market Index


                                    [GRAPH]


                     Assumes $100 Invested On June 24, 1999
                          Assumes Dividends Reinvested
                      Fiscal Year Ended December 31, 2002


                                       Data points for graph set forth above

                                                                                    Amex
                                                                    SIC Index       Market
                         Cross Media Marketing Corporation            Code          Index
                         =================================================================

           June 24, 1999                            100.00           100.00         100.00
       December 31, 1999                             28.69           178.43         114.00
       December 31, 2000                             34.43            40.28         112.60
       December 31, 2001                             23.61            38.52         107.41
       December 31, 2002                              1.44            27.68         103.12

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, William R. Morrissey filed an amended Form 4 disclosing receipt of options in August 2001, David N. Mahoney, a former executive of the Company, filed two late Forms 4 disclosing the exercise of options and sale of Common Stock in May 2002 and June 2002 and a late Form 4 disclosing the sale of Common Stock in December 2002, Michael Lauer failed to file two Forms 4 disclosing receipt of warrants to purchase shares of Common Stock in March 2002 and August 2002 and Lancer Offshore, Inc. failed to file two Forms 4 disclosing receipt of warrants to purchase shares of Common Stock in March 2002 and August 2002. All other Section 16(a) executive officers, directors and greater than ten percent beneficial stockholders complied with applicable Section 16(a) requirements during the year ended December 31, 2002.

                             EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors is composed of directors who are not employees of the Company, and is responsible for developing and making recommendations to the Board with respect to Company executive compensation programs. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers (including the named executive officers) of the Company. The members of the Compensation Committee of the Board of Directors during 2002 were Messrs. Graham, Morrissey and Nelson.

         The policies of the Company's executive compensation program are to:

         1. Provide compensation that will attract and retain superior executive talent;

         2. Support the achievement of the goals contained in the Company's annual plan by linking a portion of the executive officer's compensation to the achievement of such goals; and

         3. Enhance stockholder value by the use of stock options to further align the interests of the executive officers with those of stockholders.

The Compensation Committee believes that its executive compensation program provides an overall level of compensation opportunity that is competitive to that offered within the Company's industry. Actual compensation levels may be greater or less than competitive levels based on surveys that are reviewed by the Compensation Committee.

The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, the executive benefit program consisting of medical reimbursement, salary continuation and supplemental retirement income, long term incentive compensation in the form of stock options, and various benefits generally available to employees of the Company, including group medical and life insurance coverage and participation in the 401(k) plan. In determining the level of base salary, annual incentive compensation and stock options for executive officers, the Compensation Committee reviews the recommendations made by the Chief Executive Officer with respect to subordinate executive officers, reviews surveys of compensation data for comparable companies and uses its discretion to set compensation for individual executive officers, including the Chief Executive Officer, at levels where, in its judgment, external, internal or individual circumstances warrant.

Base Salary

Base salary levels for the Company's executive officers are set competitively relative to companies in Cross Media's industry of comparable size within New York, as well as in the United States. In determining salaries, the Compensation Committee also takes into account individual experience and performance of executive officers as it relates to the particular needs of the Company.

Annual Incentive Compensation

Annual incentive compensation is awarded to executive officers and key managers in the form of cash bonuses. The purpose of such cash bonuses is to provide a direct financial incentive to the executives to achieve the annual goals of the Company as set forth in the beginning of the year in the annual plan. In 2002, the following measures were taken into consideration by the Compensation Committee in evaluating the payment of bonuses:

         o     Return on equity
         o     Return on average assets
         o     Change in net income compared to the prior fiscal year
         o     Individual performance

Stock Options

The Compensation Committee uses the 1998 Stock Option Plan (the "1998 Plan") as the Company's long-term incentive plan for directors, executive officers, key employees and consultants. The objectives of the 1998 Plan are to align the long-term interests of executive officers and stockholders by creating a direct link between executive compensation and stockholder return and to enable executives to develop and maintain a significant long-term equity interest in the Company. The 1998 Plan authorizes the Compensation Committee to award stock options to directors, officers, key employees and consultants. In general, under the 1998 Plan, options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant up to ten years after the date of grant. Awards are made at a level calculated to be competitive within the Company's industry based on reviews of industry surveys. In 2002, no stock options were awarded to Ronald Altbach, Richard Kaufman, Chet Borgida, Andrew Nelson or Anthony Pironti.

Employment and Consulting Contracts

In April 2001, the Company entered into an employment agreement with Mr. Altbach, effective May 1, 2001. Under Mr. Altbach's employment agreement, Mr. Altbach is entitled to a minimum annual base salary of $425,000 plus non-discretionary quarterly bonuses, ranging from a minimum of $25,000 to a maximum of $75,000 upon the Company achieving quarterly performance goals set by the Board of Directors. Mr. Altbach is entitled to an annual bonus for 2002 and 2003, in amounts determined by the Board of Directors, based upon performance goals established by the Board of Directors. Mr. Altbach receives a maximum monthly car allowance of $2,000, which amount increases by five percent on each May 1 subsequent to the effective date of the employment agreement. The term of Mr. Altbach's employment agreement continues through December 31, 2003. However, the Company may terminate Mr. Altbach's employment at any time, with or without cause, provided that any termination without cause requires the Company to continue to pay Mr. Altbach his base salary, benefits and guaranteed bonuses through the end of the term and results in acceleration of vesting of all unvested options granted to him. If Mr. Altbach's employment is terminated by the Company following a change in control of the Company, he is entitled to his base salary and bonus pro-rated through the date of termination, a $200,000 severance payment and immediate vesting of all unvested options. Mr. Altbach is also entitled to a $425,000 severance payment if the Company fails to extend the term of Mr. Altbach's employment beyond December 31, 2003.

In May 2000, the Company entered into an employment agreement with Richard Kaufman, which agreement was amended, effective May 1, 2001. Under Mr. Kaufman's employment agreement, Mr. Kaufman is entitled to a minimum annual base salary of $330,000 plus non-discretionary quarterly bonuses, ranging from a minimum of $25,000 to a maximum of $75,000 upon the Company achieving quarterly performance goals set by the Board of Directors. Mr. Kaufman is entitled to an annual bonus for 2002 and 2003, in amounts determined by the Board of Directors, based upon performance goals established by the Board of Directors. Mr. Kaufman receives a maximum monthly car allowance of $1,500, which amount increases by five percent on each May 1 subsequent to the effective date of the employment agreement. The term of Mr. Kaufman's employment agreement continues through December 31, 2003. However, the Company may terminate Mr. Kaufman's employment at any time, with or without cause, provided that any termination without cause requires the Company to continue to pay Mr. Kaufman his base salary, benefits and guaranteed bonuses through the end of the term and results in acceleration of vesting of all unvested options granted to him. If Mr. Kaufman's employment is terminated by the Company following a change in control of the Company, he is entitled to his base salary and bonus pro-rated through the date of termination, a $200,000 severance payment and acceleration of vesting of all unvested options. Mr. Kaufman is also entitled to a $330,000 severance payment if the Company fails to extend the term of Mr. Kaufman's employment beyond December 31, 2003.

On May 7, 2001, the Company entered into an employment agreement with Chet Borgida. Under Mr. Borgida's employment agreement, Mr. Borgida is entitled to a minimum annual base salary of $280,000 for fiscal year 2001 and $300,000 for fiscal years 2002 and 2003. Mr. Borgida is entitled to receive quarterly bonuses of a minimum of $18,750 and a maximum of $43,750. The actual amounts of the quarterly bonus will be based upon the Company achieving applicable quarterly performance goals set by the Board of Directors for the years 2002 and 2003. Mr. Borgida is entitled to receive an annual bonus of up to $50,000 for fiscal years 2002 and 2003 based upon achieving annual performance goals set by its Board of Directors. Upon commencement of employment, Mr. Borgida received a $37,500 bonus and was granted options to purchase 80,000 shares of Common Stock. Mr. Borgida receives a maximum monthly car allowance of $1,500 per month. The term of Mr. Borgida's employment agreement continues through December 31, 2003. However, the Company may terminate Mr. Borgida's employment at any time, with or without cause, as defined in Mr. Borgida's employment agreement. If the Company terminates Mr. Borgida's employment for any reason other than for cause, or if Mr. Borgida terminates his employment for good reason, the Company must pay Mr. Borgida his base salary, benefits and guaranteed bonuses throughout the remainder of the term and all of Mr. Borgida's unvested options will immediately vest and become exercisable. Additionally, if Mr. Borgida terminates his employment following a change of control, as defined in Mr. Borgida's employment agreement, the Company will pay to Mr. Borgida $200,000 and all of Mr. Borgida's unvested options will immediately vest and become exercisable. Mr. Borgida is also entitled to a $325,000 payment if the Company fails to extend the term of his employment beyond December 31, 2003.

Policy with Respect to Section 162(m) of the Internal Revenue Code

Generally, Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder (collectively, "Section 162(m)"), deny a deduction to any publicly held company, such as the Company, for certain compensation exceeding $1,000,000 paid to the chief executive officer and four other highest paid executive officers excluding (among other things) certain performance based compensation. The Compensation Committee has considered the impact of Section 162(m) and, based on current compensation levels of the executive officers of the Company, believes that it will not have a material adverse effect on the Company in 2001.

                           The Compensation Committee

              Douglas Graham, William R. Morrissey and James Nelson

Summary Compensation Table

The following table sets forth all cash compensation paid by the Company for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 2002, 2001 and 2000 to (1) the Chief Executive Officer of the Company and (2) each executive officer of the Company whose salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2002.



                                          Annual Compensation                   Long Term Compensation
                                   --------------------------------   -----------------------------------------
                                   Fiscal                              Other Annual            Securities              All Other
Name and Principal Position         Year     Salary($)     Bonus($)   Compensation ($)    Underlying Options(#)   Compensation($)(2)
---------------------------         ----     ---------     --------   ----------------    ---------------------   -----------------
Ronald Altbach, Chairman of         2002    $ 425,000    $  50,000        $    --                 --                   $10,870
the Board of Directors and          2001    $ 425,000    $ 345,000        $    --              230,000                 $  --
Chief Executive Officer             2000    $ 350,000    $ 125,000        $    --              250,000                 $  --

Richard Kaufman, President,         2002    $ 350,000    $  50,000        $    --                 --                   $ 6,170
Chief Executive Officer and         2001    $ 330,000    $ 345,000        $    --              215,000                 $  --
Director                            2000    $ 222,000    $ 135,164        $192,098(1)          150,000                 $  --

Chet Borgida, Senior Vice           2002    $ 300,000    $  56,250        $    --                 --                   $ 9,875
President and Chief                 2001    $ 163,333    $ 180,500        $    --              100,000                 $  --
Financial Officer

Andrew Nelson, Senior Vice          2002    $ 250,000    $  37,500        $    --                 --                   $ 2,340
President-Sales and Marketing       2001    $ 225,000    $ 285,000        $    --               65,000                 $  --
                                    2000    $  16,667    $    --          $    --               25,000                 $  --

Anthony Pironti, Vice               2002    $ 315,000    $    --          $    --                 --                   $ 3,300
President-Marketing (3)

---------------------------
(1) Prior to entering into full time employment with the Company, Mr. Kaufman owned a consulting firm that received payments of $181,000 from the Company in 2000.
(2) The Company provides discretionary matching to its 401k plan for all employees whom qualify under the rules including the executives of the Company. During 2002, Messrs. Borgida and Pironti were the only executives to contribute to the Company 401k Plan. The contribution match for Messrs. Borgida and Pironti was $2,000 and $3,300, respectively. In addition, during 2002, the Company paid insurance policy premiums on behalf of Messrs. Altbach, Kaufman, Borgida and Nelson in the amount of $10,870, $6,170 , $7,875 and $2,340, respectively.
(3)   Mr. Pironti was Vice President-Marketing from January 2002 through April
      2003.

Option Grants In 2002

There were no options grants awarded to executives officers of the Company during 2002.

Aggregated Option Exercises in 2002 and 2002 Year-End Option Values

The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at December 31, 2002 held by the executive officers of the Company named in the Summary Compensation Table. In 2002, no stock options were exercised by any of those executive officers.


                                                           Number of Securities
                                                          Underlying Unexercised        Value of Unexercised
                             Shares                            Options at            In-the-Money Options at
                           Acquired on       Value            December 31, 2002         December 31,2002(1)
     Name                 Exercise (#)     Realized ($)  Exercisable/Unexercisable  Exercisable/Unexercisable
     ----                 ------------     ------------  -------------------------  -------------------------
Ronald Altbach                 0             0             359,750/180,250                  $0/$0
Richard Kaufman                0             0             211,681/153,318                  $0/$0
Chet Borgida                   0             0              49,167/50,833                   $0/$0
Andrew Nelson                  0             0              44,412/45,588                   $0/$0
Anthony Pironti                0             0                  0/0                         $0/$0


(1) Represents the difference between $0.55, the last sale price of the Common Stock on December 31, 2002, as reported on the American Stock Exchange, and the exercise price per share of in-the-money options multiplied by the number of exercisable and unexercisable options held, respectively.


1998 Stock Option Plan

The 1998 Stock Option Plan (the "1998 Plan") was approved by the stockholders of the Company in April 1999 and certain amendments to the 1998 Plan were approved at the 1999 Annual Meeting, 2000 Annual Meeting, 2001 Annual Meeting and Special Meeting of Stockholders held on October 24, 2001. Pursuant to the 1998 Plan, stock options have been granted which qualify under the Internal Revenue Code as incentive stock options ("Incentive Options") as well as stock options that do not qualify as Incentive Options under the Internal Revenue Code ("Non-Qualified Options"). All directors and officers and key employees of the Company or any current or future subsidiary who are employed on a full-time basis were eligible to receive an option or options under the 1998 Plan. As of December 31, 2002, options to purchase an aggregate of 2,273,000 shares of Common Stock had been granted pursuant to the 1998 Plan.

The purpose of the 1998 Plan is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of the Company and its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interest in the Company with those of the Company's stockholders. The 1998 Plan is administered by the Compensation Committee (the "Committee") which is appointed by the Board. The Committee is to determine, among other things, which directors, officers, key employees and consultants receive an option or options, the type of option (Incentive Options or Non-Qualified Options, or both) to be granted, the number of shares subject to each option, the rate of option exercisability, and, subject to certain other provisions to be discussed below, the option price and duration of the option.

The exercise price of stock options granted under the 1998 Plan is determined by the Administrator. However, under the terms of the 1998 Plan, the price at which incentive stock options are issued may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant of the option, or less than 110% of the fair market value in the case of an Incentive Option granted to a stockholder who owns shares representing more than 10% of the total combined voting power of all classes of stock of the Company, referred to as a 10% stockholder. The rate of option exercisability is set by the Committee at the time of grant. Unless terminated earlier by the option's terms, options expire ten years after the date they are granted, or, in the case of an Incentive Option granted to a 10% stockholder, five years after the date they are granted.

During the year ended December 31, 2002, options to purchase 435,000 shares of Common Stock were granted under the 1998 Plan, none of which were granted to executive officers and options to purchase 10,000 shares of Common Stock of which were granted to directors. As of April 15, 2003, stock options for an aggregate of 2,273,000 shares were awarded under the 1998 Plan of which options to purchase an aggregate of 1,095,000 shares were awarded to executive officers at exercise prices ranging from $5.00 to $11.25 per share.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To fund the JWE acquisition in May 2002, the Company borrowed $1.5 million from Lancer Offshore, Inc. ("Lancer"). This note was amended in August 2002 (the "May Lancer Note"). The amended May Lancer Note, which is still outstanding, was due February 16, 2003, and bears interest at the rate of 6% per annum until November 27, 2002 and 10% thereafter. Interest, which accrues from the date of issuance of the original note, is payable at maturity. Because the Company is in default of the note for failure to repay the note at its maturity, (i) the Company issued to Lancer a warrant to purchase 500,000 shares of Common Stock (the "May Lancer Note Warrants") and (ii) Lancer may convert the May Lancer Note into shares of Common Stock at a rate of $1.91 of principal of, and/or accrued unpaid interest on the May Lancer Note. The May Lancer Note Warrants will be exercisable for a period of ten years from the date of issuance at an exercise price of $1.91 per share. In connection with the amendment of the original note and issuance of the May Lancer Note, the Company issued to Lancer an additional ten-year warrant to purchase 200,000 shares of its common stock at an exercise price of $1.91 per share.

On August 16, 2002, the Company borrowed an additional $1.65 million from Lancer for operational cash needs. The Company must pay the entire unpaid balance and accrued interest on or after the earlier of (i) August 16, 2003 or (ii) the receipt by the Company of debt and/or equity financing resulting in at least $5 million of gross proceeds to the Company. The note bears interest at an annual rate of 10%, payable quarterly, in arrears. If the Company does not repay this note on the August 16, 2003, the lenders may convert the note into shares of Common Stock at the ratio of $1.91 of principal and for accrued interest on the note. In addition, pursuant to the terms of this note, the Company issued to Lancer a warrant to purchase 500,000 shares of common stock because the note was not paid on February 16, 2003. The Company issued 200,000 warrants to purchase shares of common stock to Lancer in conjunction with the note. This resulted in a deferred financing charge of approximately $250,000 using the Black-Scholes fair market value approach. The Company is accounting for this as a non-cash interest charge, which is being amortized over the life of the note. All of these warrants are exercisable until August 16, 2012 at a price of $1.91 per share of common stock. The Company paid Lancer a fee of $150,000 for providing this financing.

The Company entered into a five-year services agreement with TBC Telemarketing, Inc. (d/b/a Concentra) effective July 1, 2001 under which Concentra would provide two senior consultants to train, manage and supervise one or more telemarketing centers selected by the Company. As compensation for its services, Concentra would receive a base monthly retainer of $35,000, subject to an increase of 50% of the base retainer for each additional consultant Concentra provides at the Company's request, and a mark-up of all call center fees. Concentra would also be eligible to receive monthly bonuses based on the number of qualified orders received by the call centers supervised by Concentra. The Company would be required to pay a termination fee of $200,000 if it terminated the service agreement for no cause. Dan Berman, former Senior Vice President of Operations of the Company, is Chairman of the Board of Concentra. Upon the commencement of Dan Berman's employment with the Company, the Company agreed to loan Concentra up to $200,000. Interest on the loan is payable at an annual rate of 7%. The loan was to be repaid by applying 20% of any monthly bonus payments payable under the services agreement, and upon termination of the services agreement or Dan Berman's employment for any reason other than by Cross Media without cause, any remaining principal and interest on the loan was to become due and payable, except that if the Company terminated the services agreement without cause, the loan would be forgiven. The Company terminated the services agreement with Concentra on October 16, 2002. On December 4, 2002, Concentra gave notice of its demand for arbitration seeking payment of fees under the service agreement. In February 2003, the Company entered into a settlement agreement with Concentra under which (1) the Company was required to pay $100,000 in cash upon execution of the agreement and pay 12 monthly installments of $25,000 beginning on April 15, 2003 and (2) the Company was required to issue 156,250 restricted shares of Common Stock, which had a fair market value of $100,000.

           Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2002 were Messrs. Graham, Morrissey and Nelson.

No person who served as a member of the Compensation Committee during 2002 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the Securities and Exchange Commission. Additionally, there were no compensation committee "interlocks" during 2002, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee.

                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Pursuant to the proxy rules promulgated under the Exchange Act, Company stockholders are notified that the deadline for providing the Company timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's Annual Meeting to be held in 2004 (the "2004 Annual Meeting") will be December 9, 2003. As to all such matters which the Company does not have notice on or prior to December 9, 2003, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2003 Annual Meeting to vote on such proposal.

A stockholder proposal for the 2004 Annual Meeting must be submitted to the Company at its principal executive offices located at 461 Fifth Avenue, 19th Floor, New York, New York 10017 by December 9, 2003 to receive consideration for inclusion in the Company's proxy materials relating to the 2004 Annual Meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8 and applicable requirements set forth in the Company's Bylaws.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company's independent public accountant for the fiscal year ended December 31, 2002, is the firm of Grant Thornton LLP. The Audit Committee has selected Grant Thornton LLP to be the Company's independent auditor for 2003. The selection of the Company's independent auditor is not being submitted to stockholders because there is no legal requirement to do so.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. The representative will have the opportunity to make a statement if he or she so desires.


Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by Grant Thornton, LLP as of or for the years ended December 31, 2002 and 2001 were:

                                                   2002                2001
                                                   ----                ----
        Audit Fees                               $504,370            $506,132
        Financial Information Systems
            Design and Implementation Fees        135,297              46,382
        Other fees
            Tax Fees                              389,982              64,999
            All Other Fees                        495,136              63,874
                                               ----------            --------
        Total                                  $1,524,785            $681,387
                                               ==========            ========

The Audit Fees for the years ended December 31, 2002 and 2001, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly reviews, and issuance of consents, and assistance with review of documents filed with the SEC.

Tax Fees for the years ended December 31, 2002 and 2001 were for services performed in connection with income tax services other than those directly related to the audit of the income tax accrual.

The amount listed above for "All Other Fees," includes fees incurred related to acquisitions, accounting research and other special projects.

The Audit Committee has considered and determined that the services provided by Grant Thornton LLP are compatible with maintaining Grant Thornton LLP's independence.

The aggregate fees included in Audit fees are fees billed for the fiscal years for the audit of the Company's annual financial statements and reviews of interim financial statements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

                             SOLICITATION OF PROXIES

The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional material furnished to stockholders. In addition, the Company may reimburse certain persons for their costs of forwarding the proxy material to stockholders. The Company does not anticipate that it will be necessary to supplement its solicitation of proxies by mail with telephone, telegram or personal solicitation of proxies by directors, officers of employees of the Company. However, if such persons are called upon to solicit proxies on behalf of the Company, no additional compensation will be paid for any of such services.

                             ADDITIONAL INFORMATION

The Company files reports and other information with the Securities and Exchange Commission. Copies of these documents may be obtained at the SEC's public reference room in Washington, D.C.. The Company's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov. Stockholders may also request a copy of the Company's financial reports filed with the SEC by contacting the Company's Secretary at 461 Fifth Avenue, 19th Floor, New York, New York 10019, telephone number (212) 457-1200.

A copy of our 2002 Annual Report to Stockholders is being mailed to each stockholder with this Proxy Statement.

                              On behalf of the Board of Directors

                              Ronald Altbach Chairman of the Board and
                              Chief Executive Officer



April 29, 2003
New York, New York

                                                                      Appendix A
                                  FORM OF PROXY

                        CROSS MEDIA MARKETING CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS - JUNE 4, 2003

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                        CROSS MEDIA MARKETING CORPORATION

The undersigned, a stockholder of Cross Media Marketing Corporation (the "Company"), hereby constitutes and appoints Ronald Altbach and Richard Kaufman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders to be held on June 4, 2003 (the "Annual Meeting"), and any adjournments or postponements thereof, and to vote and represent all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

1. To elect a Board of six directors to hold office until the next Annual Meeting and until their respective successors have been duly elected and qualified, as more fully described in the accompanying Proxy Statement.

          [ ] WITH AUTHORITY TO VOTE FOR ALL OF THE NOMINEES EXCEPT AS
                             MARKED TO THE CONTRARY.

           [ ] WITHOUT THE AUTHORITY TO VOTE FOR ALL OF THE NOMINEES.

To withhold authority to vote for a nominee, put a line through or strike out the nominee's name.

NOMINEES: Ronald Altbach, Richard Kaufman, Richard Cohen, James Nelson, Douglas Graham and William R. Morrissey.

2. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PROXY AGENTS INTEND TO VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR. WITH RESPECT TO SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, SAID PROXY IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

The undersigned hereby acknowledges receipt of the Company's Annual Report to Shareholders, Notice of the Company's 2003 Annual Meeting of Stockholders and the Proxy Statement relating thereto.



SIGNATURE                                          Date

-----------------------------------------              ---------------------


SIGNATURE                                          Date
-----------------------------------------              ---------------------

IMPORTANT: Please sign name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign. Please date this proxy.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.